                              AGREEMENT OF MERGER
                                       OF
                                NSCP CORPORATION
                                      AND
                                  INSOFT, INC.

     THIS AGREEMENT OF MERGER is dated April 25, 1996 ("MERGER AGREEMENT"), by and among NSCP CORPORATION ("SUB"), a California corporation and a wholly owned subsidiary of NETSCAPE COMMUNICATIONS CORPORATION, a Delaware corporation ("NETSCAPE"), and INSOFT, INC., a Delaware corporation ("INSOFT" or the "SURVIVING CORPORATION"). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Agreement and Plan of Reorganization (as defined below).

                                    RECITALS
                                    --------

     A. InSoft was incorporated in the State of Delaware on September 4, 1991 and on the date hereof has (i) 1,283,526 shares of its Common Stock outstanding and (ii) 499,683 shares of its Series A Preferred Stock outstanding, 500,000 shares of its Series B Preferred Stock outstanding and 166,667 shares of its Series C Preferred Stock outstanding ("INSOFT COMMON"). All outstanding shares of InSoft's Series A, Series B and Series C Preferred Stock will convert into shares of Common Stock immediately prior to the filing of the Merger Agreement.

     B. Sub was incorporated in the State of California on January 25, 1996 and on the date hereof has 1,000 shares of its Common Stock outstanding, all of which are owned by Netscape.

     C. Netscape, Sub and InSoft have entered into an Agreement and Plan of Reorganization dated January 31, 1996 (the "AGREEMENT AND PLAN OF REORGANIZATION") providing for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. This Merger Agreement and the Agreement and Plan of Reorganization are intended to be construed together to effectuate their purpose.

     D. The Boards of Directors of InSoft, Netscape and Sub deem it advisable and in their mutual best interests and in the best interests of the shareholders of InSoft and Sub, respectively, that InSoft be acquired by Netscape through a merger ("MERGER") of Sub with and into InSoft.

     E. The Boards of Directors of Netscape, Sub and InSoft and the shareholders of Sub and InSoft have approved the Merger.

                                   AGREEMENTS
                                   ----------

The parties hereto hereby agree as follows:

     1. Sub shall be merged with and into InSoft, and InSoft shall be the surviving corporation (the "SURVIVING CORPORATION").

     2. The Merger shall become effective at such time (the "EFFECTIVE TIME" of the Merger) as this Merger Agreement and the officers' certificates of InSoft and Sub are filed with the Secretary of State of the State of Delaware pursuant to Section 252 of the General Corporation Law of the State of Delaware ("DGCL").

     3. Upon the Effective Time of the Merger, each outstanding share of InSoft Common shall be converted automatically into and exchanged for .753808871 of a share of Netscape Common Stock. All shares of InSoft Common that are owned directly or indirectly by InSoft, Netscape, Sub or any other subsidiary of Netscape shall be canceled, and no securities of Netscape or other consideration shall be delivered in exchange therefor. Those shares of Netscape Common Stock to be issued as a result of the Merger are referred to herein as the "NETSCAPE SHARES."

     4. Any Dissenting Shares shall not be converted into Netscape Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL. If after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Netscape Common Stock in accordance with Section 3.

     5. Notwithstanding any other term or provision hereof but subject to the proviso in the first sentence of Section 3, no fractional shares of Netscape Common Stock shall be issued, but in lieu thereof each holder of shares of InSoft Common who would otherwise, but for rounding as provided herein, be entitled to receive a fraction of a share of Netscape Common Stock shall receive from Netscape an amount of cash equal to the per share market value of Netscape Common Stock (based on the average of the closing sales prices of Netscape Common Stock for the ten business days immediately preceding the Effective Time of the Merger, as quoted on the Nasdaq National Market on the Closing Date and as reported in The Wall Street Journal) multiplied by the fraction of a share of Netscape Common Stock to which such holder would otherwise be entitled. The fractional share interests of each InSoft shareholder shall be aggregated, so that no InSoft shareholder shall receive cash in an amount greater than the value of one full share of Netscape Common Stock.

     6. The conversion of InSoft Common as provided by this Merger Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of InSoft Common shall thereupon be entitled to receive shares of Netscape Common Stock in accordance with Section 3. Such shareholder shall receive certificates that represent that number of shares of Netscape Common Stock in accordance with the following procedures:

         (a) As soon as practicable after the Effective Time of the Merger, Netscape shall make available for exchange in accordance with Section 3, through such reasonable procedures as Netscape may adopt, the shares of Netscape Common Stock issuable pursuant to Section 3 in exchange for outstanding shares of InSoft Common Stock or InSoft Preferred Stock.

         (b) Within 15 days after the Effective Time of the Merger, the Exchange Agent (as defined in Section 2.2 of the Agreement and Plan of Reorganization) shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of InSoft Capital Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Netscape may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates in exchange for certificates evidencing Netscape Common Stock.
Upon surrender of a certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Netscape, together with such letter of transmittal, duly executed, the holder of such certificate shall be entitled to receive in exchange therefor the number of shares of Netscape Common Stock to which the holder of InSoft Capital Stock is entitled pursuant to
Section 3 hereof and is represented by the certificate so surrendered, along with a check representing the value of any fractional shares as defined pursuant to Section 5 hereof, less such number of shares to be deposited in an escrow fund on such holder's behalf pursuant to Article VIII of the Agreement and Plan of Reorganization. The certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VIII of the Agreement and Plan of Reorganization, Netscape shall cause to be distributed to the Escrow Agent (as defined in Article VIII of the Agreement and Plan of Reorganization) a certificate or certificates representing 184,654 shares of Netscape Common Stock which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates canceled pursuant to this Section 6(b). Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Netscape for certain damages as provided in
Article VIII of the Agreement and Plan of Reorganization. To the extent not used for such purposes, such shares shall be released, all as provided in
Article VIII of the Agreement and Plan of Reorganization. In the event of a transfer of ownership of InSoft Capital Stock which is not registered in the transfer records of InSoft, Netscape Common Stock may be delivered to a transferee if the certificate representing such InSoft Capital Stock is presented to Netscape and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 6, each certificate shall be deemed at any time after the Effective Time of Merger, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Netscape Common Stock into which such shares of InSoft Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 5 hereof.

         (c) No dividends on the Netscape Shares shall be paid to the holder of any unsurrendered certificate until the holder of record of such certificate shall surrender such certificate. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any certificate, there shall be delivered to the person entitled thereto, without interest, the amount of dividends theretofore paid with respect to the Netscape Shares so withheld as of any date subsequent to the Effective Time of the Merger and prior to such date of delivery.

         (d) All Netscape Shares delivered upon the surrender for exchange of shares of InSoft Capital Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such InSoft Capital Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of InSoft Capital Stock that were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, certificates are presented to Netscape for any reason, they shall be canceled and exchanged as provided in this Section 6.

     7. At the Effective Time of the Merger, the separate existence of Sub shall cease, and InSoft shall succeed, without other transfer, to all of the rights and properties of Sub and shall be subject to all the debts and liabilities thereof in the same manner as if InSoft had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of Sub shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

     8. At the Effective Time of the Merger, each share of Sub stock that is outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of common stock of the Surviving Corporation.

     9. This Merger Agreement is intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     10. The Bylaws of InSoft in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended or repealed as provided by applicable law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

     11. (a) Notwithstanding the approval of this Merger Agreement by the shareholders of InSoft and Sub, this Merger Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual agreement of the Boards of Directors of Netscape, InSoft and Sub.

         (b) Notwithstanding the approval of this Merger Agreement by the shareholders of InSoft and Sub, this Merger Agreement shall terminate forthwith in the event that the Agreement and Plan of Reorganization shall be terminated as therein provided.

         (c) In the event of the termination of this Merger Agreement as provided above, this Merger Agreement shall forthwith become void and there shall be no liability on the part of InSoft, Netscape or Sub or their respective officers or directors, except as otherwise provided in the Agreement and Plan of Reorganization.

         (d) This Merger Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

         (e) This Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of InSoft and Sub, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

                               NSCP CORPORATION


                               By:  /s/  Peter L.S. Currie
                                    ----------------------
                                    Peter L.S. Currie, Vice President
                                    and Chief Financial Officer

                               By:  /s/  James N. Strawbridge
                                    -------------------------
                                    James N. Strawbridge, Asst. Secretary


                               INSOFT, INC.


                               By:  /s/  Daniel L. Harple, Jr.
                                    --------------------------
                                    Daniel L. Harple, Jr., President and Chief
                                    Executive Officer

                               By:  /s/  Scott J. Mumma
                                    -------------------
                                    Scott J. Mumma, Secretary



                    [SIGNATURE PAGE TO AGREEMENT OF MERGER]

                             OFFICERS' CERTIFICATE
                                       OF
                                  INSOFT, INC.

     Daniel L. Harple, Jr., President, and Scott J. Mumma, Secretary, of InSoft, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "CORPORATION"), do hereby certify:

     1. That they are the duly elected, acting and qualified President and the Secretary, respectively, of the Corporation.

     2. There are two authorized classes of shares, consisting of 3,087,500 shares of Common Stock and 1,246,667 shares of Preferred Stock, of which 580,000 are designated "SERIES A PREFERRED STOCK," 500,000 are designated "SERIES B PREFERRED STOCK" and 166,667 are designated "SERIES C PREFERRED STOCK." There were 1,283,526 shares of Common Stock, 499,683 shares of Series A Preferred Stock, 500,000 shares of Series B Preferred Stock and 166,667 shares of Series C Preferred Stock outstanding and entitled to vote on the Agreement of Merger in the form attached. Subsequent to the vote of the stockholders of the Corporation referred to in paragraph 4 below and prior to the filing of the Agreement of Merger, all of the outstanding shares of the Corporation's Preferred Stock were converted into Common Stock of the Corporation.

     3. The Agreement of Merger in the form attached was duly approved by the board of directors of the Corporation in accordance with the General Corporation Law of the State of Delaware.

     4. Approval of the Agreement of Merger by the holders of at least 51% of the outstanding shares of the Common Stock and 51% of the outstanding shares of Preferred Stock was required. The percentage of the outstanding shares of each class of the Corporation's shares entitled to vote on the Agreement of Merger which voted to approve the Agreement of Merger equaled or exceeded the vote required.

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in Palo Alto, California on April 25, 1996.


                           /s/  Daniel L. Harple, Jr.
                           --------------------------
                           Daniel L. Harple, Jr., President and Chief Executive Officer


                           /s/  Scott J. Mumma
                           -------------------
                           Scott J. Mumma, Secretary

                             OFFICERS' CERTIFICATE
                                       OF
                                NSCP CORPORATION

     Peter L.S. Currie, Vice President and Chief Financial Officer, and James N. Strawbridge, Assistant Secretary, of NSCP Corporation, a corporation duly organized and existing under the laws of the State of California (the "CORPORATION"), do hereby certify:

     1. That they are the duly elected, acting and qualified Vice President and Chief Financial Officer, and the Assistant Secretary, respectively, of the Corporation.

     2. There is only one authorized class of shares, consisting of 1,000 shares of Common Stock, and the total number of issued and outstanding shares is 1,000.

     3. The Agreement of Merger in the form attached was approved by the board of directors and the shareholder of the Corporation in accordance with the General Corporation Law of State of California.

     4. The shareholder approval was by the holder of 100% of the outstanding shares of the Corporation.

     5. No vote of the stockholders of Netscape Communications Corporation (the sole shareholder of the Corporation and the parent of the Corporation) was required.

     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge. Executed in Mountain View, California, on April 17, 1996.


                                     /s/  Peter L.S. Currie
                                     ----------------------
                                     Peter L.S. Currie, Vice President and Chief
                                     Financial Officer


                                      /s/  James N. Strawbridge
                                      -------------------------
                                      James N. Strawbridge, Assistant Secretary